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▼ DETACH PROXY CARD HERE ▼

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

☒ Please mark your votes as indicated in the example

Mossimo's Board of Directors recommends a vote FOR the following proposal:

	FOR	AGAINST	ABSTAIN
1. Proposal to approve the Agreement and Plan of Merger, dated as of March 31, 2006, by and among Mossimo, Inc. ("Mossimo"), Mossimo Giannulli, Iconix Brand Group, Inc. ("Iconix") and Moss Acquisition Corp., a wholly-owned subsidiary of Iconix, pursuant to which Moss Acquisition Corp, will merge with and into Mossimo, with Moss Acquisition Corp. surviving the merger as a wholly-owned subsidiary of Iconix, and to approve the merger.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

I plan to attend the special meeting. ☐

SCAN LINE

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on your stock certificate. If the stock is held by joint holders or as community property, both should sign. Executors, administrators, trustees, guardians, attorneys and corporate owners should give their FULL titles. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date ____ Share Owner sign here ____

Co-Owner sign here ____

MOSSIMO, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of Mossimo, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated [DATE], 2006, and hereby appoints [Mossimo Giannulli and Bryant Riley], and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all shares of Common Stock of Mossimo that the undersigned is entitled to vote at the Special Meeting of Stockholders of Mossimo to be held on [DATE], 2006 at [TIME], local time, at [PLACE] and at any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE PROPOSAL ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

Continued and to be Signed and Dated on the Reverse Side

MOSSIMO, INC
P.O. BOX 11187
NEW YORK, N.Y. 10203-0187